Somatogen, Inc.


September 3, 1996

DEAR STOCKHOLDER:

You are invited to attend the Annual Meeting of Stockholders of Somatogen, Inc. to be held on Thursday, October 31, 1996, at
10:00 A.M. MDT, at the Broker Inn, 555 Thirtieth Street
Boulder, Colorado.

At this year's meeting, you are asked to elect seven directors, increase the number of shares available for issuance under the Company's Stock Option Plan and to ratify the appointment of the Company's independent auditors. The accompanying Notice of Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

Your Board of Directors unanimously believes that election of its nominees as directors, the approval of the amendment to the Company's Stock Option Plan to increase the number of shares authorized under the plan and ratification of its appointment of independent auditors, are in the best interests of Somatogen, Inc. and its stockholders, and accordingly, recommends a vote FOR Items 1 through 3 on the enclosed proxy card.

In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to stockholders.

I personally look forward to greeting those Somatogen stockholders able to attend the meeting.

It is important that your shares be represented and voted, whether or not you plan to attend the Annual Meeting. Therefore, please sign, date and promptly mail the enclosed proxy in the prepaid envelope provided.

Thank you.

Sincerely,


Andre de Bruin
Chairman, President and CEO

Somatogen, Inc.


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 31, 1996

TO THE STOCKHOLDERS OF SOMATOGEN, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Somatogen, Inc., a Delaware corporation (the "Company"), will be held on Thursday, October 31, 1996, at 10:00 A.M. MDT, at the Broker Inn, 555 Thirtieth Street, Boulder, Colorado, for the following purposes:

1. To elect seven directors to hold office until the next annual meeting of stockholders;
2. To approve an amendment to the Company's Stock Option Plan (the "Plan") to increase the aggregate number of shares of Common Stock authorized for issuance under such Plan by an additional 1,000,000 shares;
3. To ratify the selection of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending June 30, 1997; and
4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on September 3, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation, adjournment or postponement thereof.

By Order of the Board of Directors


James C.T. Linfield,
Secretary


Boulder, Colorado
September 3, 1996

Somatogen, Inc.


ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE,
DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A PROXY ISSUED IN YOUR NAME FROM THE BROKER, BANK OR OTHER NOMINEE. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Somatogen, Inc.


SOMATOGEN, INC.
2545 Central Avenue
Boulder, Colorado  80301

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Somatogen, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, October 31, 1996, at 10:00 A.M. MDT, (the "Annual Meeting"), or at any continuation, adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Broker Inn, 555 Thirtieth Street, Boulder, Colorado.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Company's Common Stock (the "Common Stock") in their names which are beneficially owned by others to forward the solicitation materials to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers or other regular employees of the Company, or, at the Company's request, Beacon Hill Partners, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but Beacon Hill Partners, Inc. will be paid its customary fee, estimated to be about $3,000, if it renders solicitation services.

This proxy statement and accompanying proxy card will be mailed on or about September 10, 1996, to all stockholders entitled to vote at the Annual Meeting.

Somatogen, Inc.


Voting Rights and Outstanding Shares

Only holders of record of Common Stock at the close of business on September 3, 1996 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on September 3, 1996 there were outstanding and entitled to vote 20,703,605 shares of Common Stock. Each holder of record on such date is entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, Somatogen, Inc., 2545 Central Avenue, Boulder, Colorado 80301, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

Proposals of stockholders that are intended to be presented at the Company's 1997 Annual Meeting of Stockholders (the "1997 Annual Meeting") must be received by the Company no later than May 14, 1997 in order to be included in the proxy statement and proxy relating to the 1997 Annual Meeting.

Somatogen, Inc.


PROPOSAL 1
- ----------

ELECTION OF DIRECTORS

The Company's Restated Certificate of Incorporation and By-laws provide that the authorized number of directors shall be determined by resolution of the Board of Directors. The resolution currently in effect provides for a Board of seven members, effective as of the Annual Meeting of Stockholders to be held on October 31, 1996.

Vacancies on the Board may be filled by a majority of the remaining directors, unless such directors determine to submit such matter for a stockholder vote. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in size of the Board of Directors) will serve for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

There are seven nominees for the seven Board positions authorized by resolution of the Board of Directors. If elected at the Annual Meeting, each of the nominees would serve until the 1997 Annual Meeting and until his or her successor shall have been elected and qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

Directors are elected by a plurality of the votes cast. Proxies may not vote for more than the number of candidates which have been nominated. It is the intention of the persons named in the enclosed proxy, unless authorization to do so is withheld, to vote the proxies received by them for the election of the seven nominees named below. If, prior to the Annual Meeting, any nominee should become unavailable for election, an event which is not now anticipated by the Board, the proxies will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose.

MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE.
- -----------------------------------------------------

Somatogen, Inc.


Nominees

The names of the nominees and certain information about them are set forth below:


Name                   Age    Principal Occupation

Andre de Bruin         49     President, Chief Executive Officer  and
                              Chairman of the Board of the Company

Bernadine Healy, M.D.  50     Dean of the College of Medicine and
                              Professor of Internal Medicine at the
                              Ohio State University

Carlos A. Ferrer       42     General Partner of Ferrer Freeman
                              Thompson & Co., the General Partner and
                              Management Company of Health Care Capital
                              Partners, L.P.

Gene I. Miller         54     General Partner of Miller & LaHaye, L.P.,
                              which is the General Partner of Peregrine
                              Ventures II

George B. Rathmann,    68     Chairman of the Board, Chief Executive
    Ph.D.                     Officer and President of ICOS Corporation

Jack W. Schuler        55     Chairman of the Board and Chief Executive
                              Officer of Stericycle, Inc.

Ralph Snyderman, M.D.  56     Chancellor for Health Affairs and Dean of
                              the School of Medicine at the Duke
                              University Medical Center


Somatogen, Inc.


Nominees for Election as Director

ANDRE DE BRUIN
- --------------
Mr. de Bruin was appointed President and Chief Executive Officer in July 1994 and appointed to the Board of Directors in August 1994. He also was appointed Chairman of the Board in January 1996. Since 1989, immediately prior to joining Somatogen, he was Chairman, President and Chief Executive Officer of Boehringer Mannheim Corporation, Indianapolis, Indiana, the U.S. subsidiary of Corange Ltd., a private, global healthcare corporation with sales exceeding $3 billion. Mr. de Bruin also serves on the Board of Directors of Diametrics Medical, Inc. and BioStar, Inc.

BERNADINE HEALY
- ---------------
Dr. Healy became director in March 1996. She has been Dean of the College of Medicine and Professor of Internal Medicine at the Ohio State University since October 1995. Since July 1994 she has served as Senior Policy Advisor at the Page Center, the Cleveland Clinic Foundation. Additionally, she was the Director of the National Institutes of Health (NIH) from April 1991 to June 1993. Immediately prior to her appointment at NIH, Dr. Healy was Chairman of the Research Institute of the Cleveland Clinic Foundation from September 1985 to April 1991, where she directed the research programs of nine departments, and was a staff member of the Clinic's Department of Cardiology. From February 1984 to September 1985, Dr. Healy was Deputy Director of the Office of Science and Technology Policy at the White House and she served as Chairman of the White House Cabinet Working Group on Biotechnology. She additionally served as a member of several advisory groups, including the Councils of the National Heart, Lung and Blood Institute.

CARLOS A. FERRER
- ----------------
Mr. Ferrer became a director in July 1996. He is currently a general partner of Ferrer Freeman Thompson & Co., the general partner and management company of Health Care Capital Partners, L.P., a private equity fund recently formed to invest exclusively in the Health Care industry. Previously, Mr. Ferrer was Managing Director and Head of Global Health Care Investment Banking at CS First Boston Inc. where he was employed since July 1978. Mr. Ferrer is a Director of Echo Bay Mines, Ltd. and a Trustee of the Cancer Research Institute, a not-for-profit research institution.

Somatogen, Inc.


GENE I. MILLER
- --------------
Mr. Miller has been a director since October 1988. He has been a general partner of Miller and LaHaye, L.P. ("M&L"), the general partner of Peregrine Ventures II, L.P., a private venture capital firm ("Peregrine"), since 1984 and prior thereto was a general partner of Peregrine Associates, the general partner of Peregrine Ventures, also a private venture capital firm, since 1981.

GEORGE B. RATHMANN
- ------------------
Dr. Rathmann has been a director since June 1989. He is currently Chairman of the Board, Chief Executive Officer and President of ICOS Corporation, a biotechnology company which he founded in July 1990 and serves on the Board of Directors of Darwin Molecular Corporation and Hedral Therapeutics, Inc. He is also currently Chairman Emeritus of Amgen Inc., a biopharmaceutical company.
From 1981 to October 1988, Dr. Rathmann served as President and Chief Executive Officer of Amgen and from February 1986 to July 1990 as Chairman of the Board of Amgen.

JACK W. SCHULER
- ---------------
Mr. Schuler has been a director since June 1991. He has been Chairman of the Board and Chief Executive Officer of Stericycle, Inc., a medical waste processor and recycler, since August 1990. From 1972 to August 1989, Mr. Schuler was employed by Abbott Laboratories, Inc., a pharmaceutical company, most recently as President and Chief Operating Officer. Mr. Schuler also serves on the Board of Directors of Medtronic, Inc. and Chiron Corp.

RALPH SNYDERMAN
- ---------------
Dr. Snyderman has been a director since March 1989. He has been Chancellor for Health Affairs and Dean of the School of Medicine at the Duke University Medical Center since May 1989 and was formerly Senior Vice President of Medical Research and Development at
Genentech, Inc. from January 1987 to May 1989.

Somatogen, Inc.


Board Committees and Meetings

During the fiscal year ended June 30, 1996 the Board of Directors held six meetings. The Board of Directors has an Audit Committee and a Compensation Committee.

The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Messrs. Johnson, Miller and Schuler. The Committee met once during the fiscal year ended June 30, 1996.

The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Mr. Miller and Dr. Rathmann. The
Committee met two times during fiscal year 1996.

During the fiscal year ended June 30, 1996, each director attended each of the meetings of the Board and the committees on which he served, held during the period for which he was a director or a committee member, respectively.

Somatogen, Inc.


PROPOSAL 2
- ----------

APPROVAL OF THE STOCK OPTION PLAN, AS AMENDED

In January 1989, the Company adopted its Stock Option Plan (the "Plan"), under which 1,825,960 shares of Common Stock have been reserved for issuance. In November 1993 and October 1994, the stockholders approved an amendment to the Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 500,000 shares and 1,200,000 shares, respectively. The Board of Directors believe that the Company's existing Plan has been effective in attracting and retaining executives and key employees. The Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify as such under Section
422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options ("NSOs") as well as the grant of supplemental stock bonuses and stock appreciation rights (collectively "Stock Awards"). The Plan will terminate in
January 1999, unless sooner terminated by the Board of Directors.

As of July 31, 1996, the Company had net outstanding options to purchase an aggregate of 2,304,413 shares held by 205 persons at a weighted average exercise price of $11.15 per share. As of the fiscal year ended June 30, 1996, options to purchase 1,065,246 shares of Common Stock granted pursuant to the Plan had been exercised and no supplemental stock bonuses or stock appreciation rights had been granted. As of July 31, 1996, there were 142,022 shares of Common Stock available for future grants under the Plan (plus shares that may become available as a result of cancellation or expiration of options).

In July 1996, the Board approved an amendment to the Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Plan from an aggregate of 3,525,960 shares to an aggregate of 4,525,960 shares. The Board adopted this amendment to ensure that the Company can continue to grant Stock Awards to employees at levels determined appropriate by the Board and the Compensation Committee.


MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.
- ----------------------------------------------------

Somatogen, Inc.


The essential features of the Plan are outlined below:

Administration

The Plan is administered by the Board, or by one or more Committees appointed by the Board. The Board of Directors is authorized to delegate administration of the Plan to a committee composed of not fewer than two members of the Board. The Board has appointed a Compensation Committee, consisting of two disinterested directors, to administer the Plan. The Company intends to limit the directors who may serve as members of the Compensation Committee to those who are "outside directors". This limitation excludes from the Compensation Committee: (i) current employees of the Company;
(ii) former employees of the Company receiving compensation for past services (other than benefits under a tax-qualified pension plan); (iii) current and former officers of the Company; and (iv) directors currently receiving compensation from the Company for personal services (other than as a director). In addition, the Board has appointed a Non-Officer Stock Option Administration Committee (currently consisting of one member, Mr. Andre de Bruin) with authority to make initial grants of options to new employees (other than officers) not to exceed 25,000 shares per grant.
All references herein to the "Board" shall include the Compensation Committee, the Non-Officer Stock Option Administration Committee and any other committees appointed by the Board under the Plan. Subject to the limitations set forth in the Plan, and to the resolutions establishing such committee, the Board has the authority to select the persons to whom grants are to be made, to designate the number of shares to be covered by each stock award, to determine whether a granted option is an ISO or a NSO, to establish vesting schedules, to specify the type of consideration to be paid to the Company upon exercise of an option or stock appreciation right and, subject to certain restrictions, to specify other terms of stock awards. The maximum term of options granted under the Plan is ten years. The aggregate fair market value of the stock with respect to which ISO's are first exercisable in any calendar year may not exceed $100,000. Options granted under the Plan generally are non-transferable and expire three months after the termination of an optionee's employment relationship with the Company. In general, if an optionee is permanently disabled during his or her employment by or service to the Company, such person's option may be exercised up to one year following such disability.

Somatogen, Inc.


Eligibility

ISO's may be granted under the Plan only to employees of the Company or its affiliates. NSO's, stock appreciation rights and supplemental bonuses may be granted to any employee or director of the Company or its affiliates.

The exercise price of ISO's and NSO's must equal at least the fair market value of the Common Stock on the date of grant. The exercise price of ISO's granted to any person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 110% of the fair market value of such stock on the date of grant, and the term of these options cannot exceed five years.

In October 1994, the Company added to the Plan a per-employee, per fiscal year limitation equal to 600,000 shares of Common Stock. The purpose of adding this limitation was to ensure that the Company generally would continue to be able to deduct for tax purposes the compensation attributable to the exercise of options granted under the Plan. Previously, the Board determined in its sole discretion, the number of shares subject to an option for any employee and no such formal limitation was placed on the number of shares available for an option to an employee. To date, the Company has not granted to any employee in any fiscal year options to purchase a number of shares equal to the limitation and does not currently have any intention of granting such number of options to any employee. There can be no assurance, however, that the Compensation Committee will not determine in some future circumstances that it would be in the best interest of the Company and its stockholders to grant options to purchase such number of shares to a single employee during a fiscal year.

Stock Subject to the Plan

If Stock Awards granted under the Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such Stock Awards again becomes available for issuance under the Plan.

Somatogen, Inc.


Terms of Stock Awards

The Board may provide that a participant may surrender previously acquired shares of Common Stock or a promissory note in full or partial payment for the exercise of any options. The Board may also determine that the shares of Common Stock acquired on the exercise of an option may be subject to a right of first refusal or repurchase right in favor of the Company.

The Board may also grant stock appreciation rights which are tied to any underlying option granted under the Plan. Stock appreciation rights require the holder to elect either to exercise the underlying option or to surrender the option and receive an amount equal to the market price of the vested shares purchasable under the surrendered option less the aggregate option price payable for such shares. Amounts payable upon exercise of stock appreciation rights may, at the Board's discretion, be made in cash, shares of Common Stock or a combination thereof.

In connection with options or stock appreciation rights granted under the Plan, the Board may grant supplemental bonuses at the time of grant or at any other time prior to the time of exercise of the applicable option or stock appreciation right. Supplemental bonuses, which are payable in cash, shares of Common Stock or any combination thereof, are paid upon the exercise of the option or stock appreciation right. Under the Plan, the amount of any supplemental bonus may not exceed the maximum amount of tax liability incurred by reason of the exercise of an option or stock appreciation right.

The Board may, in its discretion, provide optionees or recipients of supplemental bonuses or stock appreciation rights with the election to have the Company withhold from the shares purchased or issued under the Plan a number of shares with an aggregate fair market value up to the full amount of the income tax liability incurred in connection with the acquisitions of the shares.

Restrictions on Transfer

No option, supplemental bonus or stock appreciation right is assignable or transferable by a participant, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Board may in its sole discretion permit the transfer or assignment of an NSO.

Somatogen, Inc.


Effect of Certain Corporate Events

Upon the merger or liquidation of the Company, the Board shall have the power and discretion to prescribe the terms and conditions of exercise or modification of the options or other rights granted under the Plan. Such provisions may include the complete or partial acceleration of the vesting of options or other rights, the exchange or conversion of the options or other rights into options or other rights to acquire securities of the surviving or acquiring corporation, or for the payment or distribution in respect to outstanding options or rights.

Amendment

The Board may from time to time amend the Plan. However, no amendment shall be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would (i) increase the maximum number of shares of Common Stock that may be made subject to stock options unless necessary to affect the adjustments for stock splits, stock dividends, etc., (ii) materially increase the benefits accruing to participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

Federal Income Tax Information

At the time of exercise of an NSO, the optionee generally recognizes ordinary income equal to the difference between the exercise price and the fair market value of the stock. The Company is generally entitled to a business expense deduction at the time of exercise equal to the ordinary income recognized by the optionee (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of any withholding obligation). An optionee is not taxed on an ISO at the time of exercise unless the optionee is subject to the alternative minimum tax. If an optionee disposes of the stock acquired upon exercise of an ISO before the expiration of either one year from the date of exercise or two years from the date of grant, the optionee generally will recognize income and the Company will generally be entitled to a corresponding business expense deduction (subject to the requirement of reasonableness,

Somatogen, Inc.


the provisions of Section 162(m) of the Code and the satisfaction of any withholding obligation). The amount of the ordinary income will equal the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The spread between the exercise price and the fair market value of the shares on the date they are acquired is includible in income for purpose of the alternative minimum tax. Slightly different rules may apply where optionees acquire stock subject to certain repurchase options or where optionees are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act").

To the extent any option, including an ISO, is granted in tandem with a stock appreciation right, such that an optionee may choose at the time of exercise whether to receive stock or an amount of cash equal to the appreciation inherent in the stock, if the optionee chooses to exercise the stock appreciation right instead of the option, the optionee will generally recognize ordinary income at the time of exercise equal to the difference between the exercise price and the fair market value of the stock. The
Company will generally be entitled to a corresponding business expense deduction.

Potential Limitation on Company Deductions

As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulation issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the option is granted by a compensation committee comprised solely of "outside directors";

Somatogen, Inc.


and (iv) either the exercise price of the option is no less than the fair market value of the stock on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the Compensation Committee) of an objective performance goal established by the Compensation Committee while the outcome is substantially uncertain.


PROPOSAL 3
- ----------

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending June 30, 1997 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent accountants is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Price Waterhouse LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its stockholders.

Somatogen, Inc.


Effective August 24, 1994, the Company engaged Price Waterhouse LLP as its independent accountants. The former independent accountants for the Company were Ernst & Young LLP. There were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audits of the Company's financial statements for the fiscal years ended June 30, 1994 and 1993 or for any subsequent interim period, which disagreements if not resolved to their satisfaction would have caused Ernst & Young LLP to make reference to the matter in their report, and neither report contained an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. The Company has received a letter from its former auditors indicating their agreement with the above statement.

The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Price Waterhouse LLP.

MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.
- ----------------------------------------------------

Somatogen, Inc.


SECURITY OWNERSHIP OF DIRECTORS, OFFICERS
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of July 31, 1996 (except s otherwise indicated) by (i) each director of the Company; (ii) each Named Executive Officer (as hereinafter defined); (iii) all executive officers and directors as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.


                                                              Percentage
                                                             Beneficially
                                      Number of Shares (1)      Owned(2)
                                      --------------------   ------------

Eli Lilly and Company......................  2,954,104           14.3%
    Lilly Corporate Center
    Indianapolis, Indiana  46285
Loomis, Sayles & Company, Inc. ............  1,316,300            6.4
    One Financial Center
    Boston, Massachusetts  02111 (3)
Kinney L. Johnson (4)......................    372,940            1.8
Gene Miller (5)............................    451,208            2.2
Andre de Bruin.............................    143,448             *
Bernadine Healy............................      2,003             *
George B. Rathmann (6).....................     67,056             *
Jack W. Schuler (7)........................    177,801             *
Ralph Snyderman............................     74,181             *
Robert Caspari.............................     22,829             *
J. William Freytag.........................     35,211             *
Richard J. Gorczynski......................     21,124             *
Timothy D. Hoogheem........................     51,654             *

All directors and executive officers as a
group (14 persons) (2), (4)-(8)............ 1,475,777            7.0

________________

*Less than one percent

Somatogen, Inc.


(1) This table is based upon information supplied by officers, directors and principal stockholders and a Schedule 13F filing with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Percentage of ownership is based on 20,699,250 shares of Common Stock outstanding as of July 31, 1996 adjusted as required by rules promulgated by the SEC.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of July 31, 1996, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Includes an aggregate number of shares that may be issuable upon exercise within 60 days for each individual as follows: Mr. Johnson, 17,056; Mr. Miller, 17,056; Mr. Schuler, 17,056; Dr. Healy, 2,003; Dr. Rathmann, 17,056;
    Dr. Snyderman, 32,681; Mr. de Bruin, 142,860; Dr. Caspari, 22,000; Dr. Freytag, 23,562; Dr. Gorczynski, 20,625; and Mr. Hoogheem, 49,937; all directors and executive officers as a group (14 persons), 399,438.

(3) Based on a Schedule 13F filing as of June 30, 1996.

(4) Includes 345,163 shares held of record by American Health Care Fund ("AHF"). Mr. Johnson is the general partner of Capital Health Venture Partners, the general partner of AHF. Mr. Johnson shares voting and investment power with respect to such shares and may be deemed to be the beneficial owner of such shares.

(5) Includes 433,952 shares held of record by Peregrine. Mr. Miller is a general partner of M&L, the general partner of Peregrine. Mr. Miller shares voting and investment power with respect to such shares and may be deemed to be the beneficial owner of such shares. Also includes 200 shares held by Mr. Miller's spouse as to which he disclaims beneficial ownership.

Somatogen, Inc.


(6) Includes 12,500 shares owned by Falcon Technology Partners, a limited partnership managed by Dr. Rathmann's sons of which Dr. Rathmann is a limited partner.

(7) Includes 7,000 shares owned by Mr. Schuler's spouse and an aggregate of 600 shares owned by Mr. Schuler's spouse as joint tenant with or as custodian for Mr. Schuler's children.

(8) Includes 250 shares held by an officer's spouse.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires the Company's directors and certain officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Security and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, for the fiscal year ended June 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that two Form 4 reports were filed late by Kinney Johnson and Jack Schuler, both Directors of the Corporation.

Somatogen, Inc.


EXECUTIVE COMPENSATION
- ----------------------

Compensation of Directors

During fiscal 1996, directors of the Company who were not employees of the Company were not paid any cash compensation for their service on the Board of Directors or any committees thereof. The members of the Board of Directors are eligible for reimbursement of expenses incurred in connection with their service on the Board. Upon appointment to the Board of Directors, non-employee directors are eligible to receive a stock option grant from the Company's Stock Option Plan. On the date of each Annual Meeting of Stockholders, each non-employee director is also eligible to receive option grants under the Non-Employee Directors' Stock Option Plan ("the Directors' Plan").

Option grants are non-discretionary. On the date of each Annual Meeting of Stockholders, each non-employee director who is elected as a director at such meeting is granted a stock option to purchase a number of shares of Common Stock determined by multiplying 7,500 by a fraction, the numerator of which is $20.00 and the denominator of which is the fair market value of one share of Common Stock on such date. The number of shares subject to each annual stock option grant will not exceed 10,000 and will not be less than 5,000. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan vest in equal quarterly installments over a period of three years from grant and expire six years after the date of grant. As of July 31, 1996, no options had been exercised under the Directors' Plan.

During fiscal 1996, the Company granted options covering 8,219 shares to each of Messrs. Johnson, Miller and Schuler and Drs. Rathmann and Snyderman at an exercise price of $18.25, the fair market value of such Common Stock (based on the closing sales price reported on The
Nasdaq National Market) on the date of grant.   The fiscal 1996
option grants to Messrs. Johnson, Miller and Schuler and Drs. Rathmann and Snyderman were made under the provisions of the Directors' Plan.

Somatogen, Inc.


Upon the appointment of Dr. Healy and Mr. Ferrer to the Company's Board of Directors, Dr. Healy and Mr. Ferrer were each granted stock options to purchase 12,500 shares at a per share exercise price of $17.00 and $11.375, respectively. The options were granted from the Company's Stock Option Plan and vest in equal quarterly installments over a period of three years from the date of grant and expire six years after the date of grant.


Compensation of Executive Officers
- ----------------------------------

Summary of Compensation

The following table shows for the fiscal years ending June 30, 1996, 1995 and 1994, certain compensation awarded or paid to, or earned by, the Company's current Chief Executive Officer and its other four most highly compensated executive officers at June 30, 1996 (the "Named Executive Officers"):

Somatogen, Inc.


                              Summary Compensation Table
                                                                Long-Term
                                                              Compensation
                                                                 Awards
                                                     Other     Securities
                            Annual Compensation     Annual      Underlying    All Other
Name and                 Fiscal   Salary    Bonus Compensation   Options    Compensation
Principal Position        Year      ($)      ($)    ($)  (1)     (#) (2)       ($) (3)
- ------------------       ------   ------    ----- ------------ -----------  -------------
Andre de Bruin            1996   $300,000  $47,632    $   0           0      $  5,053
   President and CEO      1995    300,000   47,621        0     500,000         2,944

Timothy D. Hoogheem       1996    163,260        0        0       5,000         4,851
   Vice President of      1995    154,000        0        0      10,000         5,064
   Finance, Chief         1994    143,769   45,000        0      60,000         4,725
   Financial Officer
   and Treasurer

Robert F. Caspari, M.D.(4)1996    210,000   25,000    1,031           0         4,620
   Senior Vice President  1995    141,500   25,000  135,189     110,000         4,620
   of Medical Affairs

J.William Freytag,Ph.D.(4)1996    205,000   20,000        0       5,000         4,750
   Senior Vice President  1995    141,900   20,000   96,272     110,000         4,620
   of Commercial
   Development

Richard J. Gorczynski,
   Ph.D. (4)              1996    185,520   30,000    9,368       2,000         4,620
   Vice President of      1995     96,300   30,000   35,605     100,000         2,783
   Research and
   Development


Somatogen, Inc.


(1) Represents solely relocation expenses reimbursed by Somatogen.
    As permitted by rules promulgated by the SEC, no amounts are shown with respect to certain "perquisites" where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

(2) The Company has not issued any stock appreciation rights.

(3) Represents solely employer matching contributions to the Somatogen, Inc. Custom 401(k) Plan (the "401(k) Plan") paid in shares of Common Stock which vest over a four-year period commencing as of the later of the employee's hire date or April 1, 1988.

(4) Drs. Freytag, Caspari and Gorczynski joined the Company in October 1994, October 1994 and December 1994, respectively. For fiscal 1995, salary and bonus for these officers represent amounts earned from the date they joined the Company through June 30, 1995.

Stock Option Grants And Exercises
- ---------------------------------

The Company grants options to its executive officers under its Stock Option Plan. As of July 31, 1996, options to purchase a total of 2,304,413 shares had been granted and were outstanding under the Plan, and options to purchase 142,022 shares remained available for grant thereunder.

The following tables show for the fiscal year ended June 30, 1996, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

Somatogen, Inc.


                         Option Grants in Last Fiscal Year

                                  Individual Grants
                         _________________________________
                                                                        Potential Realizable Value
                      Number of      % of Total                           at Assumed Annual Rates
                     Securities       Options                                  of Stock Price
                     Underlying      Granted to     Exercise              Appreciation for Option
                       Options       Employees in  Price per Expiration            Term(3)
Name                Granted (#)(1)  Fiscal Year(2)   Share      Date           5%         10%
- ----                --------------  -------------- --------- ----------      -------    -------

Andre de Bruin             --           --              --          --            --         --

Timothy D. Hoogheem     3,000          0.6%         $16.00  07/27/2001       $16,325    $37,035
                        2,000          0.4           18.50  08/07/2001        12,584     28,548

Robert F. Caspari          --           --              --          --            --         --

J. William Freytag      3,000          0.6           16.00  07/27/2001        16,325     37,035
                        2,000          0.4           18.50  08/07/2001        12,584     28,548

Richard J. Gorczynski   2,000          0.4           18.50  08/07/2001        12,584     28,548

- ---------------------
(1) Options granted to Mr. Hoogheem and Drs. Freytag and Gorczynski in fiscal 1996 have a six-year term and vest quarterly over a four-year period.
(2) Based on 490,046 options granted to employees in fiscal 1996.
(3) The potential realizable value is based on the term of the option at its time of grant (six years in the cases of the options listed above). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increased over the option term, which will benefit all stockholders.

Somatogen, Inc.


                      Aggregated Option Exercises in
                 Last Fiscal Year and Fiscal Year-End Option Values

                                              Number of Unexercised
                                              Securities Underlying       Value of Unexercised In-
                                                   Options at              the-Money Options at
                        Shares     Value       Fiscal Year-End              Fiscal Year-End (2)
                     Acquired on  Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
Name                Exercise (#)  ($)  (1)     (#)           (#)            ($)          ($)
- ----                ------------  --------  -----------  -------------  -----------  -------------

Andre de Bruin          --           --      142,860      357,140      $1,053,593    $2,633,908

Timothy D. Hoogheem     --           --       70,375       39,625         193,172       140,578

Robert F. Caspari       --           --       22,000       88,000         140,251       561,000

J. William Freytag      --           --       23,250       91,750         134,751       539,000

Richard J. Gorczynski   --           --       20,500       81,500         141,250       565,000


- ---------------------------

(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise less the exercise price.

(2 Calculated on the basis of the closing sale price per share for the Common Stock as quoted on The Nasdaq National Market of
    $14.125 on June 30, 1996, less the exercise price.

Somatogen, Inc.


Stock Option Exchange

The Compensation Committee, at its regularly scheduled meeting on July 16, 1996, approved a stock option exchange plan for employees who held stock options at exercise prices ranging from $23.00 to $40.50. The exchange plan allowed employees to exchange stock options with exercise prices in excess of $22.00 for the same number of options at the then current market value of $11.50. The new options have a quarterly vesting schedule over a five year period commencing September 28, 1996, and six year terms.

Nine employees accepted the exchange, including Mr. Hoogheem, who exchanged options to purchase 35,000 shares with an exercise price of $26.75 (of which options to purchase 28,000 share had vested) for options to purchase 35,000 at an exercise price of $11.50. Had the exchange occurred prior to June 30, 1996, Mr. Hoogheem's number of unexercised securities underlying options at June 30, 1996 would have been 42,375 exercisable and 67,625 unexercisable, rather than 70,375 exercisable and 39,625 unexercisable.

Employment Agreements

In fiscal 1994, the Company entered into a Severance Agreement with Mr. Hoogheem. The agreement provides that if within two years of a change in control of the Company or a change in the chief executive officer of the Company, (a) his employment is terminated without cause or (b) he voluntarily leaves after any of (i) a reduction in his salary, (ii) a substantial change in the nature or status of his position, (iii) a relocation of the Company's executive offices or such officer outside of Boulder County, (iv) a material breach of the Severance Agreement, or (v) a failure to assume the Severance Agreement by a successor to the Company, Mr. Hoogheem will receive severance compensation in an aggregate amount equal to his salary, bonus and incentive compensation for a period of twelve (12) months. In addition, Mr. Hoogheem will receive his Company-paid health insurance and all stock options held by him subject to vesting for the two-year period subsequent to his termination shall become exercisable in full.

Somatogen, Inc.


The Company entered into an employment agreement effective June 24, 1994 with Andre de Bruin, the Company's President and Chief
Executive Officer. The employment agreement provides for a base salary of $300,000 to be reviewed annually, an employment bonus of $142,862 to be paid biweekly over a three-year period commencing on July 29, 1994 and a bonus of up to fifty percent of his base salary to be awarded at the discretion of the Compensation Committee. The employment agreement also provides that if Mr. de Bruin is terminated without cause prior to the expiration of the aforementioned three-year period, he will be entitled to continue to receive the employment bonus on a monthly basis until it has been paid in full. See the Compensation Committee Report for a discussion of the other terms of Mr. de Bruin's compensation package.

In fiscal 1995, the Company entered into an employment agreement effective October 17, 1994 with Dr. Freytag. The employment agreement provides for a base salary of $205,000 to be reviewed annually. An employment bonus of $100,000 payable in equal annual installments of $20,000 over five years is also included in this agreement. In the event Dr. Freytag voluntarily terminates his employment or leaves for cause, the unpaid portion will be forfeited. Based on performance and achievement of mutually agreed upon goals, Dr. Freytag will be eligible to receive a target bonus of up to 40 percent of base salary. The Company reimbursed Dr. Freytag for his relocation costs which totaled $96,272 in fiscal 1995. The Company also provided him with an interest free bridge loan of $133,000 which was repaid in September 1995. If the Company terminates
Dr. Freytag's employment for any reason other than cause or persistent unsatisfactory performance, he will receive severance compensation in an aggregate amount equal to base salary for a period of six months. Corporate-paid health insurance will continue for six months after the termination date.

Somatogen, Inc.


The Company entered into an employment agreement effective
October 24, 1994 with Dr. Caspari. The employment agreement provides for a base salary of $210,000 to be reviewed annually and an employment bonus of $50,000 of which, $25,000 was paid on his first day of employment and $25,000 was paid on his one-year employment anniversary date. Based on performance and achievement of mutually agreed upon goals, Dr. Caspari will be eligible to
receive a target bonus of up to 40 percent of base salary.   The
Company reimbursed Dr. Caspari for his relocation costs which totaled $136,220 and provided him with an interest free bridge loan of $90,000 from December 1994 through March 1995.

The Company entered into an employment agreement effective December 19, 1994 with Dr. Gorczynski. The employment agreement provides for a base salary of $185,520 to be reviewed annually and an employment bonus of $90,000 of which, $30,000 was paid on his first day of employment and $30,000 on his one-year employment anniversary and $30,000 will be paid on his two-year employment anniversary. In the event Dr. Gorczynski voluntarily terminates his employment or leaves for cause, the unpaid portion will be forfeited. Based on performance and achievement of mutually agreed upon goals, Dr. Gorczynski will be eligible to receive up to 40 percent of base salary. The Company is reimbursing Dr. Gorczynski for his relocation costs which totaled $44,973 through June 30, 1996 and has provided him with an interest free bridge loan of $73,872 through August 20, 1995. Effective
August 21, 1995, the bridge loan began accruing interest at 6% per annum. The bridge loan and accrued interest are secured by Dr. Gorczynski's former residence and are payable upon the sale of his former residence.

Compensation Committee Report (1)

The Compensation Committee of the Board of Directors  (the
"Committee") is composed of two non-employee directors, currently
Dr. George Rathmann and Mr. Gene Miller.  The Committee is
responsible for setting the Company's policies governing employee compensation and administering the Company's employee benefit plans, including the Stock Option Plan, the Somatogen, Inc. Custom
401(k) Savings Plan and the Employee Stock Purchase Plan.
- ------------------------
(1)The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Somatogen, Inc.


The Company's executive compensation programs are designed to attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-
term stockholder value.   The Committee annually evaluates the
performance and determines the compensation of the Chief Executive Officer and other executive officers of the Company, based upon a mix of the achievement of corporate goals, individual performance and comparisons of compensation paid to executive officers of other biotechnology and biopharmaceutical companies. The competition for experienced senior executive officers in the biotechnology and biopharmaceutical industries is intense. The Committee takes into account the compensation paid by competing companies from survey data to assist it in determining the compensation paid to executive officers of the Company. The annual compensation for the Company's executive officers consists of three components: i) a base salary;
ii) an annual cash incentive; and iii) stock option grants. Each of these components is described in detail below.

Base Salary: Base salaries for executive officers are determined in the context of a review of salaries for similar positions offered by the Radford Biotechnology Survey. According to current survey data, the executive officers' salaries are currently set competitively between the middle and high-end of the range when compared to other biotechnology companies. The Committee generally reviews each executive officer's base salary on an annual basis.
The Committee increased the base salaries for certain officers at the beginning of fiscal 1995 to make such salaries competitive in comparison with other biotechnology companies. Higher salary targets were used to attract experienced executives to the Company in fiscal 1995. The specifics of base salaries for executive officers hired during fiscal 1995 are described in "Employment Agreements".

Annual Cash Incentive Plan: The annual cash incentive plan established for the executive, management and other key employees to reward participants for their contributions to the achievement of Company-wide performance goals was suspended for fiscal years 1995 and 1996. This plan may be reestablished by the Board in the future.

Somatogen, Inc.


Stock Option Plan: The Stock Option Plan has been established to provide all employees of the Company, including executive officers, with an opportunity to share, along with stockholders of the Company, in the benefits deriving from the long-term performance of the Company.

Grants of stock options have generally been granted on an annual basis to all eligible employees based on evaluations of individual performance levels. Stock options granted under the Plan generally have a four or five-year vesting schedule and expire six to ten years from the date of the grant. The exercise price of options granted under the Plan is 100% of the fair market value of the
underlying stock on the date of grant.    In fiscal 1996, the
Committee granted options to officers to purchase an aggregate of 30,000 shares of Common Stock. The Committee also granted options to other eligible employees in the Company to purchase an aggregate of 460,046 shares of Common Stock. Options were awarded based on accomplishments and progress toward targeted individual performance objectives for 1995 supporting the Company's strategic goals.

In the future, the Committee plans to continue the formalized stock bonus award program that rewards individual job performance at all levels of the Company commensurate with accomplishments and progress toward specific individual performance objectives as prescribed by a Managing-by-Objectives ("MBO") performance management system which supports achievement of the Company's strategic goals.

The Company has amended its Stock Option Plan to comply with exclusions related to Section 162(m) of the Code relating to the non-deductibility of compensation of Named Executive Officers in excess of $1,000,000 per year.

Chief Executive Officer Compensation: The Committee used the same procedures described above for the other executive officers in setting the base salary, and stock option awards for the Chief Executive Officer. During the past fiscal years, the Chief Executive Officer's salary was determined based on comparisons with biotechnology companies as described above. Since
Mr. de Bruin's base salary, set in fiscal 1994, was considered competitive, it remained at $300,000 in fiscal 1996. The employment bonus of $142,862 (paid bi-weekly for three years), which represents the portion of earned but unvested compensation
Mr. de Bruin lost as a result of departing from his former employer, continues through 1997. In addition, as described in 1994,

Somatogen, Inc.


Mr. de Bruin remains eligible for a discretionary performance bonus of up to 50% of his base salary which will be within the sole discretion of the Committee and will be based on his performance and his achievement of goals mutually agreed upon
by the Committee and Mr. de Bruin.   The Committee has not
specified the terms of Mr. de Bruin's performance bonus and has no plans to specify such terms until the Company achieves a stronger financial position. This compensation package was set forth in an employment agreement between the Company and Mr. de Bruin in 1994. As noted above, compensation was set high in the range compared to the other biotechnology companies in the surveys. In setting this amount, the Committee took into account: (i) its belief that Mr. de Bruin has significant and broad-based experience in the health care industry; (ii) the scope of Mr. de Bruin's responsibility; and (iii) the Committee's confidence in Mr. de Bruin to lead the Company's development and commercialization efforts. As a result of these factors and consistent with competitive practices, Mr. de Bruin was also granted in 1994, a stock option to purchase an aggregate of 500,000 shares of Common Stock as an incentive for future performance.
This option was granted at an exercise price equal to the fair market value of the common stock on the date of grant and vests on an annual basis over a seven-year period and has a ten-year term. The Board of Directors remains confident in Mr. de Bruin's leadership abilities and is pleased and encouraged by the Company's progress under Mr. de Bruin during fiscal 1996.
Mr. de Bruin's establishment of a MBO system has made assessment of progress toward strategic business goals possible. In fiscal 1996, Dr. Charles Scoggin, who served as Chief Executive Officer until July 1994, received $143,635 and, in connection with Dr. Scoggin's agreement with the Company, $20,000 was paid to Crow Camp, Ltd., a corporation controlled by him.

COMPENSATION COMMITTEE

Dr. George B. Rathmann
Mr. Gene I. Miller

Somatogen, Inc.


Performance Measurement Comparison (1)

The following graph shows total shareholder return of the Nasdaq
CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and Nasdaq Pharmaceutical Index beginning on July 31, 1991, and for the Company beginning on August 2, 1991, the date on which the Company's Common Stock commenced public trading:



[Graph]



_________________________________

(1)This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

*The total return on investment (change in year-end stock price plus reinvested dividends) assumes $100 invested on August 2, 1991 (or on July 31, 1991 as indicated on the above index) in Somatogen, Inc.
Common Stock (at the initial public offering price of $19.00 per share), the Nasdaq CRSP Total Return Index for Nasdaq Stock (U.S. Companies) Index and the Nasdaq Pharmaceutical Index.

Somatogen, Inc.


CERTAIN TRANSACTIONS

During fiscal 1996, the Company sold certain manufacturing equipment to ICOS Corporation, a company of which George Rathmann, a Somatogen Director, serves as Chief Executive Officer and Chairman of the Board of Directors. The assets sold were a portion of the assets for which Somatogen recognized an impairment loss in fiscal 1994 due to the Company's discontinuation of development of clinical and commercial manufacturing facilities following the Company's strategic alliance agreement with Eli Lilly and Company ("Lilly"), which provides that Lilly will be responsible for providing manufacturing facilities for certain clinical and commercial production. The assets sold to ICOS Corporation had an original cost of $393,076 and a carrying value, after impairment writedown, of $196,538. The assets were sold for $270,006. The Company believes that the sales of those assets were on terms no less favorable to the Company than could have been obtained from unrelated parties.

The Company's By-laws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its By-laws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers.

In addition, the Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transactions from which the

Somatogen, Inc.


director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.


By Order of the Board of Directors



James C.T. Linfield
Secretary


September 3, 1996

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended June 30, 1996 is available without charge upon written request to Secretary, Somatogen, Inc., 2545 Central Avenue, Suite FD1, Boulder, Colorado 80301.